POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS THAT each person whose signature appears below, does hereby appoint J. BRETT POPE, Chief Executive Officer of SWK Holdings Corporation (the “Company”), WINSTON L. BLACK, Managing Director of the Company, and PARTH S. MUNSHI, General Counsel and Secretary of the Company, or any one of them, as such person’s true and lawful attorney for such person and in such person’s name for the purpose of executing on such person’s behalf the Company’s Registration Statement on Form S-8, or any amendments or supplements thereto, for the registration of Common Stock, par value $.0.001 per share, of the Company in accordance with the authorization of the Board of Directors with respect to (i) the SWK Holdings Corporation 2010 Equity Incentive Plan; (ii)  any application for registration or qualification (or exemption therefrom) of such securities under the Blue Sky or other federal or state securities laws and regulations or the laws and regulations of any governmental entity outside the United States of America; and (iii) any other document or instrument deemed necessary or appropriate by any of them in connection with such application for registration or qualification (or exemption therefrom); and for the purpose of causing any such registration statement or any subsequent amendment or supplement to such registration statement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, I have hereunto set my hand as of the 11th day of December, 2015.

/s/ Michael D. Weinberg
Michael D. Weinberg
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 11th day of December, 2015.

/s/ D. Blair Baker
D. Blair Baker
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 11th day of December, 2015.

/s/ Christopher W. Haga
Christopher W. Haga
Director

IN WITNESS WHEREOF, I have hereunto set my hand as of the 11th day of December, 2015.

/s/ Edward B. Stead
Edward B. Stead
Director